EXHIBIT B

Power of Attorney

The undersigned hereby make, constitute and appoint Edward F. Glassmeyer, with full power of substitution, the true and lawful attorney-in-fact for the undersigned, in the undersigned’s name, place and stead and on the undersigned’s behalf, to complete, execute and file with the United States Securities and Exchange Commission (the “Commission”), a statement on Schedule 13G and/or 13D with respect to the securities of Circle Internet Group, Inc., a Delaware corporation, and any and all amendments thereto pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and any other forms, certificates, documents or instruments (including a Joint Filing Agreement) that the attorneys-in-fact (or either of them) deems necessary or appropriate in order to enable the undersigned to comply with the requirements of said Section 13(d) and said rules and regulations.

Dated: August 12, 2025

Oak Management Corporation

By:	/s/ Edward F. Glassmeyer
Name: Edward F. Glassmeyer
Its: President

Oak Investment Partners XIII, L.P.
By:	Oak Associates XIII, LLC, its general partner

By:	/s/ Edward F. Glassmeyer
Name: Edward F. Glassmeyer
Its: Managing Member

Oak Associates XIII, LLC

By:	/s/ Edward F. Glassmeyer
Name: Edward F. Glassmeyer
Its: Managing Member

/s/ Bandel L. Carano
Bandel L. Carano

/s/ Edward F. Glassmeyer
Edward F. Glassmeyer

/s/ Fredric W. Harman
Fredric W. Harman

/s/ Ann H. Lamont
Ann H. Lamont

/s/ Grace A. Ames
Grace A. Ames

/s/ Andrew Adams
Andrew Adams